Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, M. SCOTT CROCCO and MARY T. AFFLERBACH, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2015 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan K. Carter Susan K. Carter	Director	18 November 2015

/s/ Charles I. Cogut Charles I. Cogut	Director	18 November 2015

/s/ William L. Davis, III William L. Davis, III	Director	18 November 2015

/s/ Chad C. Deaton Chad C. Deaton	Director	18 November 2015

/s/ Seifi Ghasemi Seifi Ghasemi	Director and Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	18 November 2015

/s/ Evert Henkes Evert Henkes	Director	18 November 2015

Signature	Title	Date

/s/ David H. Y. Ho David H. Y. Ho	Director	18 November 2015

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	18 November 2015

/s/ Edward L. Monser Edward L. Monser	Director	18 November 2015

/s/ Matthew H. Paull Matthew H. Paull	Director	18 November 2015

/s/ W. Douglas Ford W. Douglas Ford	Director	18 November 2015

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